UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2010

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-8550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 31, 2010, the Corporation entered into amendments to the employment letters of the following executive officers of the Corporation: Joseph L. Herring, Richard F. Cimino, William Klitgaard, Michael J. Lehmann, James W. Lovett and Deborah L. Tanner.

The employment letter amendments change the events necessary to trigger enhanced severance benefits in the event of a change in control of the Corporation.  Prior to this amendment, in the event of a change in control (as defined in the employment letters), an officer would have been entitled to three times his or her annual base salary plus three times his or her annual variable compensation (bonus) at target level if such officer was terminated or constructively terminated within twenty-four (24) months of the change in control, or if the officer voluntarily terminated his or her employment between the twelfth and thirteenth months following the change in control.  As a result of the amendment, an officer shall not be entitled to these payments in the event of a voluntary termination of employment.  The amendments also make certain changes to conform with Section 409A of the Internal Revenue Code of 1986.  The forms of employment letter amendments are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. This description is qualified in its entirety by forms of employment letter amendments filed herewith.

On January 3, 2011, the Compensation and Organization Committee of the Board of Directors approved compensation changes for Ms. Deborah Tanner and Mr. Richard Cimino in connection with their recent promotions and expansion of responsibilities. In connection with Ms. Tanner’s promotion to Corporate Executive Vice President & Group President, Research & Development Laboratories, Ms. Tanner’s base pay was increased to $440,000 per annum and her bonus target was increased to 75% of base pay. In connection with Mr. Cimino’s promotion to Corporate Executive Vice President & Group President, Clinical Development, Mr. Cimino’s base pay was increased to $400,000 per annum and his bonus target was increased to 75% of base pay.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1        Letter Agreement Amendment between Covance Inc. and Joseph Herring dated as of December 31, 2010.

10.2        Form of Letter Agreement Amendment between Covance Inc. and each of its executive officers other than its Chief Executive Officer (Richard F. Cimino, William Klitgaard, Michael J. Lehmann, James W. Lovett and Deborah L. Tanner) dated as of December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date:	January 5, 2011	/s/ James W. Lovett
		Name:	James W. Lovett
		Title:	Corporate Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement Amendment between Covance Inc. and Joseph Herring dated as of December 31, 2010.

10.2

Form of Letter Agreement Amendment between Covance Inc. and each of its executive officers other than its Chief Executive Officer (Richard F. Cimino, William Klitgaard, Michael J. Lehmann, James W. Lovett and Deborah L. Tanner) dated as of December 31, 2010.